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                                                                    EXHIBIT 10.5

                               TRANSFER AGREEMENT

THIS AGREEMENT made as of January 1, 1998.

BETWEEN: THE NEW BRUNSWICK TELEPHONE COMPANY, LIMITED, a business corporation, organized and existing under the laws of the Province of New Brunswick,

         (hereinafter called "NBTel")

                                                 OF THE ONE PART,

AND: imagicTV Inc., a business corporation, organized and existing under the laws of Canada,

             (hereinafter called "imagic")

                                                 OF THE OTHER PART


WHEREAS NBTel is engaged in the telecommunications business and in conjunction therewith has programs for the development of intellectual property ("IP") including software, service designs and processes and, in particular, has developed a software solution relating to IP multicasting and video over IP (the "TV-IP Assets"); and

WHEREAS imagic has been created to acquire the TV-IP Assets, and, based on that knowledge, to develop and subsequently market, license and maintain certain software products and computer hardware and software architecture and interfaces that will enable the delivery of broadcast television services to residential subscribers over any high speed Internet-Protocol network infrastructure, including Asymetrical Digital Subscriber Line access technology.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements hereinafter contained and set forth, and all other considerations hereafter mentioned, the parties respectively covenant and agree with each other as follows:

1. In this Agreement, the TV-IP Assets shall consist of NBTel's intellectual property relating to IP multicasting and video over IP.

2.       NBTel hereby transfers the TV-IP Assets to imagic;

3. imagic shall pay to NBTel in consideration for the transfer of the TV-IP Assets the fair market value thereof, which shall be satisfied by the issue to NBTel of 2,000,000 Class A Shares in the capital of imagic.

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4.       (a)      NBTel and imagic agree to jointly file an election pursuant to subsection 85(1) of the Income Tax Act (Canada) in prescribed form and within the time referred to in subsection 85(6) of the said act with respect to the said TV-IP Assets acquired by imagic with the agreed amount to be equivalent to NBTel's adjusted cost base thereof for income tax purposes or such other amount as NBTel directs.

         (b) NBTel and imagic agree that any Harmonized Sales Tax ("HST") payable shall be the responsibility of imagic. imagic shall register for HST purposes and both parties shall file the HST forms required to claim an exemption from HST for the transfer.

         (c) The Vendor and Purchaser agree that in accordance with the provisions of subsection 26(3) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, for the 2,000,000 Class A Shares of the Purchaser allotted and issued to the Vendor pursuant to paragraph 3(c) hereof the aggregate sum of $1.00 shall be added to the stated capital account maintained for the Class A Shares of the Purchaser.

5. NBTel undertakes with, represents and warrants to and in favour of imagic as follows that:

         (a) it has full and absolute right, power and authority to sell, transfer and deliver the TV-IP Assets in the manner contemplated by this Agreement;

         (b) there are no actions, suits or proceedings (whether or not purportedly on behalf of NBTel) pending or to NBTel's knowledge threatened against or affecting NBTel at law or in equity or before any federal, provincial, municipal or governmental department, commission, board, agency or instrumentality, domestic or foreign, which might in any way materially adversely affect the TV-IP Assets;

         (c) the consummation of the transactions provided in this Agreement and in any other agreements, deeds and documents mentioned or referred to in this Agreement do not and will not conflict with and do not and will not result in any breach of any of the terms, conditions or provisions of the constating instruments of NBTel or any agreement or instrument to which NBTel is a party or by which it is bound;

         (d) it is a business corporation, duly incorporated, organized and existing under the laws of the Province of New Brunswick, and is in good standing with the Director, Corporate Affairs Branch of the Department of Justice of New Brunswick, and all documents required to be filed with such Director have in fact been filed; and

         (e) NBTel will observe and perform all of the covenants, terms, conditions and agreements contained in this Agreement and on its part to be observed and performed.
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6.   imagic undertakes with, represents and warrants to and in favour of NBTel as follows that:

     (a) it is a business corporation, duly incorporated, organized and existing under the laws of Canada, and is in good standing with the Director under the Canada Business Corporations Act, and all documents required to be filed with such Director have in fact been filed; and

     (b) it will observe and perform all of the covenants, terms, conditions and agreements contained in this Agreement and on its part to be observed and performed.

7. NBTel shall indemnify and save harmless imagic and its successors and assigns from, against, for and in respect of any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses (including, without limitation, reasonable solicitors' fees and other costs and expenses incidental to any suit, action, investigation, claim or proceeding) suffered, sustained, incurred or required to be paid by imagic, its successors or assigns by reason of any breach or failure of, observation or performance of any of NBTel's undertakings, representations or warranties set forth in this Agreement. Notwithstanding any of the foregoing, NBTel's liability to imagic hereunder shall not exceed the total consideration paid to NBTel for the TV-IP Assets.

8. imagic shall indemnify and save harmless NBTel and its successors and assigns from, against, for and in respect of any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses (including, without limitation, reasonable solicitors' fees and other costs and expenses incidental to any suit, action, investigation, claim or proceeding) suffered, sustained, incurred or required to be paid by NBTel, its successors or assigns by reason of any breach or failure of observation or performance of any of imagic's undertakings, representations or warranties set forth in this Agreement.

9. NBTel and imagic shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such deeds, documents and things which in the opinion of any of the solicitors for NBTel or imagic are necessary for the purpose of accomplishing and effectuating the intentions of the parties as contemplated by this Agreement.

10. No delay or omission of any of the parties to exercise any right or power accruing upon any default under this Agreement by the other party shall be a waiver of any such default or acquiescence therein and every power or remedy given to any of the parties by this Agreement or by law, equity or by statute may be exercised from time to time and as often as may be deemed expedient.

11. Any notice required to be given under this Agreement shall be sufficiently served if delivered personally or sent by registered mail or facsimile to:


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         (a)      NBTel, if the notice is addressed to:

                  Attention: General Counsel

                  The New Brunswick Telephone Company, Ltd.
                  P.O. Box 1430
                  Saint John, N. B.
                  E2L 4K2
                  Facsimile No.: (506) 694-2722

         (b)      imagic, if the notice is addressed to:

                  Attention: General Manager

                  imagicTV Inc.
                  P. 0. Box 1430
                  Saint John, N. B.
                  E2L 4K2

                  Facsimile No.: (506) 694-2722

         (c) Any such notice personally delivered shall be considered as having been received on the day of delivery, any such notice delivered by facsimile shall be considered as having been received on the day following transmission, and any such notice sent by registered mail shall be considered as having been received on the fourth day following the day of mailing; and

         (d) Any party to this Agreement may at any time and from time to time change its address for service set forth in this Agreement by notice in writing given to the other party in the manner prescribed.

12. This Agreement shall be deemed to have been made and to have come into force on January 1, 1998.

13. This Agreement shall be governed by and construed in accordance with the laws of the Province of New Brunswick.

14. Neither party shall assign this Agreement, or any of its rights under the Agreement, without the prior written consent of the other, which consent shall not be unreasonably withheld.

15. This Agreement and everything contained herein shall enure to the benefit of and be binding upon each of the parties and their successors and assigns as fully and as effectually as if the same had been mentioned herein.

                  IN WITNESS WHEREOF the parties hereto have executed these presents in accordance with their rules and regulations in that behalf as of the day and year first before written.
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                                        THE NEW BRUNSWICK TELEPHONE
                                        COMPANY, LIMITED


                                        -----------------------------
                                        Treasurer


                                        imagic TV INC.


                                        -----------------------------
                                        President